AMENDMENT

TO

CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is made as of April 3, 2023 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH&Co.” and the “Custodian”) and SIX CIRCLES TRUST, a Delaware statutory trust (the “Trust” on behalf of its Portfolios listed on Appendix A to the Agreement (as defined below)), and the SIX CIRCLES CREDIT OPPORTUNITIES FUND (CAYMAN) LTD., a limited company organized under the laws of the Cayman Islands, and a wholly owned subsidiary of the Trust (the “CFC Fund”), Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H:

WHEREAS, the Custodian and the Trust entered into a Custodian Agreement, dated as of June 6, 2018 (as amended, modified and/or supplemented to date, the “Agreement”); and

WHEREAS, the CFC Fund is a “controlled foreign corporation” as defined in Internal Revenue Code 26 USCA Section 957 and a wholly-owned subsidiary of the Six Circles Credit Opportunities Fund, a Portfolio of the Trust; and

WHEREAS, the CFC Fund wishes to employ BBH&Co. to act as global custodian for the CFC Fund and to provide related services, all as provided the terms of the Custodian Agreement as amended hereby, and BBH&Co. is willing to accept such employment, subject to the terms and conditions set forth herein and therein, and the Trust is willing to agree to amend the Custodian Agreement to add the CFC Fund as a party thereto so as to establish an agreement between the CFC Fund and BBH&Co.;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust, the CFC Fund and the Custodian hereby agree, as follows:

1.

The Trust, the CFC Fund and BBH&Co. each acknowledges, agrees and confirms that, by the execution of this Amendment, the CFC Fund shall be deemed to be a party to the Custodian Agreement, creating a separate Custodian Agreement between the CFC Fund and BBH&Co. effective as of the date hereof. The CFC Fund hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a “Fund” under the Custody Agreement. The CFC Fund further represents and warrants that it is a wholly owned subsidiary of the Portfolio identified above, each a series of AIC III. The Trust and the CFC Fund are responsible for the CFC Fund’s compliance with the custody or other requirements of the Investment Company Act of 1940, to the extent applicable to the CFC Fund.

2.

The defined term “Fund” under the Agreement shall be modified and amended to mean, severally and not jointly (i) the Trust acting on behalf of each of its series/Portfolios listed on Exhibit A to the Agreement (each, a “Fund”) and (ii) each wholly owned subsidiary of the Trust identified on Exhibit A to the Agreement (each, a “Fund”).

3.

Six Circles Credit Opportunities Fund (Cayman) Ltd. shall be added to the Agreement as a new Fund (as defined in the Agreement as modified hereby and hereafter shall be included (severally and not jointly with any other Fund) in any reference to “Fund” in the Agreement.

4.

Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto, which has been updated to include both (i) Six Circles Credit Opportunities Fund, and (ii) Six Circles Credit Opportunities Fund (Cayman) Limited.

5.

Except as amended hereby, all other provisions in the Agreement shall remain the same. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

SIX CIRCLES TRUST		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Gregory McNeil	By:	/s/ Hugh Bolton
Name:	Gregory McNeil	Name:	Hugh Bolton
Title:	Treasurer	Title:	Managing Director

SIX CIRCLES CREDIT OPPORTUNITIES FUND (CAYMAN) LTD.

By:	/s/ Gregory McNeil
Name:	Gregory McNeil
Title:	Director

EXHIBIT A

TO

CUSTODIAN AGREEMENT

List of Portfolios/Funds Updated April 3_, 2023

Six Circles Trust – List of Portfolios

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Ultra Short Duration Fund

Six Circles U.S. Unconstrained Equity Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund

Six Circles International Unconstrained Equity Fund

Six Circles Credit Opportunities Fund

Six Circles Managed Equity Portfolio U.S Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Trust – List of Wholly Owned Subsidiaries

CFC Fund	Six Circles Trust – Controlling Portfolio
Six Circles Credit Opportunities (Cayman) Ltd.	Six Circles Credit Opportunities Fund